United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2021

Alerus Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue
Grand Forks, North Dakota 58201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2021, the Compensation Committee of Alerus Financial Corporation’s (the “Company”) Board of Directors adopted an amended and restated version of the Alerus Financial Long Term Incentive Plan (the “LTIP”). The LTIP is a performance-based equity incentive plan providing framework pursuant to which the opportunity to receive restricted stock units may be awarded annually to executives and other employees of the Company. Such restricted stock units will be granted under the Company’s 2019 Equity Incentive Plan, or such other equity incentive plan as the Company may from time to time maintain, and will generally vest based on continued employment over a three-year period or Company performance over a three-year period, in each case measured from the date of grant. The newly adopted LTIP permits the Committee the discretion to set performance goals and to determine the level at which such goals are achieved. Also, the newly adopted LTIP provides that, in addition to accelerating vesting upon an executive’s death or disability, any unvested awards will vest upon an executive’s retirement following attainment of age 62, or age 60 with at least five years of service, with performance awards being vested at the actual level of achievement. No acceleration of vesting will apply where an executive retires within six months of the date of grant of any restricted stock units awarded pursuant to the LTIP. The LTIP is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The Committee also approved new forms of restricted stock unit awards agreements for use under the 2019 Equity Incentive Plan. The new forms include the retirement related vesting provisions described above. Forms of the award agreements are attached as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Form 8-K and are incorporated herein by reference.

Item 8.01.Other Events.

On February 18, 2021, the Board of Directors of the Company approved a stock repurchase program (the “Program”) which authorizes the Company to repurchase up to 770,000 shares of its common stock, subject to certain limitations and conditions. The Program is effective immediately and will continue for a period of 36 months. The Program does not obligate the Company to repurchase any shares of its common stock and there is no assurance that the Company will do so. A copy of the Company’s press release announcing the Program is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Under the Program, the Company may repurchase shares of common stock from time to time in open market transactions in accordance with the limitations set forth in Rule 10b-18 of the Exchange Act, and other applicable legal requirements. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. The extent to which the Company repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including general market and economic conditions, regulatory requirements, availability of funds, and other relevant considerations, as determined by the Company. The Company may, in its discretion, begin, suspend or terminate repurchases at any time prior to the Program’s expiration, without any prior notice.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Alerus Financial Corporation Long Term Incentive Plan
10.2	Form of Performance-Based Restricted Stock Unit Award Agreement for Senior Executive Officers
10.3	Form of Performance-Based Restricted Stock Unit Award Agreement for Non-Executive Senior Officers
10.4	Form of Time-Based Restricted Stock Unit Award Agreement for Senior Executive Officers
10.5	Form of Time-Based Restricted Stock Unit Award Agreement for Non-Executive Senior Officers
99.1	Press Release of Alerus Financial Corporation, dated February 22, 2021
104	Cover Page Interactive Data File (embedded within Inline XBLR document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2021	Alerus Financial Corporation

	By:	/s/ Randy L. Newman
	Name:	Randy L. Newman
	Title:	Chairman, Chief Executive Officer and President